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                                 EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 18, 1998 and May 19, 1999, with respect to the financial statements of Pentamation Enterprises, Inc. included in the Registration Statement (Form S-4) of SunGard Data Systems Inc., for the registration of 1,200,000 shares of its common stock.



Halbert, Katz & Co., P.C.
Philadelphia, PA
June 21, 1999